SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. _______)

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COMFORCE Corporation

(Name of Registrant as Specified in Its Charter)

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COMFORCE Corporation
415 Crossways Park Drive, P.O. Box 9006
Woodbury, New York 11797

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 7, 2006

As a stockholder of COMFORCE Corporation (the “Company”), you are invited to be present, or represented by proxy, at the Company’s 2006 Annual Meeting of Stockholders, to be held at the Company’s offices at 415 Crossways Park Drive, Woodbury, New York on June 7, 2006 at 10:00 a.m., New York City time, and any adjournments thereof, for the following purposes:

1.
To elect John C. Fanning, Harry V. Maccarrone, Rosemary Maniscalco, Kenneth J. Daley, Daniel Raynor, Gordon Robinett and Pierce J. Flynn to the Board of Directors of the Company for terms of one (1) year. See “Proposal No. 1--Election of Directors” in the proxy statement.

2.
To amend the COMFORCE Corporation 2002 Stock Option Plan to increase the number of option shares available for issuance to officers, directors, key employees and agents from 1,000,000 to 2,000,000. See “Proposal No. 2 -- Amendment to Stock Option Plan” in the proxy statement.

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

4.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 24, 2006 are entitled to vote at the Annual Meeting of Stockholders and all adjournments thereof. Since a majority of the outstanding shares of the Company’s common stock must be represented at the meeting in order to constitute a quorum, all stockholders are urged either to attend the meeting or to be represented by proxy.

If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

If you plan to vote at the meeting in person and your shares are held in the name of your broker, bank or other nominee, please request from such broker, bank or other nominee a letter to present to the judge of the election evidencing your ownership of the shares and your authority to vote the shares at the meeting.

By Order of the Board of Directors

Harry V. Maccarrone
Secretary

April 24, 2006

COMFORCE Corporation
415 Crossways Park Drive, P.O. Box 9006
Woodbury, New York 11797

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 7, 2006

PROXY STATEMENT

This proxy statement and the Notice of Annual Meeting and Form of Proxy accompanying this proxy statement, which will be mailed on or about May 1, 2006, are furnished in connection with the solicitation by the Board of Directors of COMFORCE Corporation, a Delaware corporation (the “Company” or “COMFORCE”), of proxies to be voted at the annual meeting of stockholders to be held at the Company’s offices at 415 Crossways Park Drive, Woodbury, New York on June 7, 2006 at 10:00 a.m., New York City time, and any adjournments thereof.

Holders of record of the Company’s common stock at the close of business on April 24, 2006 (the “record date”) will be entitled to one vote at the meeting or by proxy for each share then held. On the record date, there were 17,335,202 shares of common stock of the Company outstanding. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee’s name in the appropriate place on the accompanying proxy card. Unless instructions to the contrary are given, each properly executed proxy will be voted (1) to elect John C. Fanning, Harry V. Maccarrone, Rosemary Maniscalco, Kenneth J. Daley, Daniel Raynor, Gordon Robinett and Pierce J. Flynn as directors of the Company, (2) to amend the COMFORCE Corporation 2002 Stock Option Plan to increase the number of option shares available for issuance to officers, directors, key employees and agents from 1,000,000 to 2,000,000, (3) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and (4) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

All proxies may be revoked and execution of the accompanying proxy will not affect a stockholder’s right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later-dated proxy. Any stockholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy. A majority of all of the issued and outstanding shares of the Company’s common stock is required to be present in person or by proxy to constitute a quorum. Directors are elected by a plurality. The favorable vote of the holders of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote on each proposal is required to approve or adopt such proposal. Broker non-votes will not be deemed to be entitled to vote on a proposal and, therefore, will be disregarded in the tabulation of the vote on the proposal.

This proxy statement is being solicited by the Board of Directors of the Company. The expense of making this solicitation is being paid by the Company and consists of preparing, assembling and mailing the Notice of Meeting, proxy statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, facsimile or in person without additional compensation therefor.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Election of Directors

The Company’s Bylaws provide that the Board of Directors shall consist of from three to nine persons as fixed by the Board. Seven persons have been nominated to serve as directors to hold office until the next annual meeting or until their successors shall be duly elected and qualified. It is intended that proxies in the form enclosed granted by the stockholders will be voted, unless otherwise directed, in favor of electing the following persons as directors: John C. Fanning, Harry V. Maccarrone, Rosemary Maniscalco, Kenneth J. Daley, Daniel Raynor, Gordon Robinett and Pierce J. Flynn.

Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named above. If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See “Information Concerning Directors and Nominees.”

Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the nominees. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

Directors and Nominees

Set forth below is information concerning each director and nominee for director of the Company, including his or her business experience during at least the past five years, his or her positions with the Company and the Company’s wholly-owned subsidiary, COMFORCE Operating, Inc., and certain directorships held by him or her. Each nominee is currently a director of the Company. There are no family relationships among any of the directors or nominees, nor, except as hereinafter described, are there any arrangements or understandings between any director or nominee and another person pursuant to which he or she was selected as a director or nominee. Each director is to hold office until the next annual meeting of the stockholders or until his or her successor has been elected and qualified.

Name	Age	Current Position with the Company
John C. Fanning	74	Chairman of the Board, Chief Executive Officer and Director
Harry V. Maccarrone	58	Executive Vice President, Chief Financial Officer, Secretary and Director
Rosemary Maniscalco	65	Vice Chairman of the Board and Director
Kenneth J. Daley	68	Director
Daniel Raynor	46	Director
Gordon Robinett	70	Director
Pierce J. Flynn	69	Director

John C. Fanning has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1998. From 1997 to 1998 he was President of the Company’s Financial Outsourcing Services and Human Capital Management divisions. Mr. Fanning was the founder of Uniforce Services, Inc. (“Uniforce”) and served as its Chairman, Chief Executive Officer and President and as one of its directors from 1961, the year in which Uniforce’s first office was opened, until its acquisition by the Company in 1997. Mr. Fanning entered the employment field in 1954, when he founded the Fanning Personnel Agency, Inc., his interest in which he sold in 1967 to devote his efforts solely to Uniforce’s operations. He also founded and served as the first president of the Association of Personnel Agencies of New York.

Harry V. Maccarrone has served as Executive Vice President, Secretary and a Director of the Company since 1998 and as the Chief Financial Officer of the Company since 2000. Mr. Maccarrone, who joined Uniforce in 1988 as Assistant Vice President--Finance, served as Vice President--Finance of Uniforce from 1989 to 1997. From 1989 until 1997 he also served as Uniforce’s Treasurer and Chief Financial Officer.

Rosemary Maniscalco has served as the Vice Chairman of the Company since August 2001 and as a Director of the Company since June 2001. She has also served since 1999 as the president of Corporate ImageMakers, Inc., a consulting company that advises corporations on critical employment and timely workplace issues. Prior thereto, Ms. Maniscalco served with Uniforce from 1981 until its 1997 merger with the Company, including as a member of Uniforce’s Board of Directors (from 1984 to 1997) and as its president and chief operating officer (from 1992 to 1997). Following Uniforce’s merger with the Company, she served as the president of the Company’s Staff Augmentation division until 1999.

Kenneth J. Daley has served as a Director of the Company since 1999. From 1957 until his retirement in 1998, Mr. Daley held various positions with Chase Manhattan Bank (“Chase”) and, prior to its acquisition by Chase, Chemical Banking Corporation, most recently as Division Executive responsible for middle market business in the Long Island region. He currently serves as an audit and compliance committee member of Catholic Health Systems of Long Island and a trustee of Long Island Catholic Charities.

Daniel Raynor has served as a Director of the Company since 1998. He is a managing partner of The Argentum Group, a private equity firm, a position he has held since 1987. Mr. Raynor also serves as a director of NuCO2, Inc., which is a reporting company under the Securities Exchange Act of 1934. In addition, Mr. Raynor serves on the boards of several privately-held companies. He received a B.S. in economics from The Wharton School, University of Pennsylvania.

Gordon Robinett has served as a Director of the Company since 1998. He served as the chief financial officer, from 1990 to 1999, and as a consultant, from 1999 until 2004, to Command Security, a security services firm based in Poughkeepsie, New York. Mr. Robinett retired as the vice president--finance and treasurer of Uniforce in 1989, after more than 20 years of service.

Pierce J. Flynn has served as a Director of the Company since 2004.  He has served as a Senior Portfolio Manager of Tocqueville Asset Management L.P. since February 2006. Previously, Mr. Flynn served as Vice President--Investments for Gilford Securities from September 2005 to February 2006, as Vice President--Investments of Legg Mason Wood Walker, Inc. from March 2003 to September 2005, and as President and Chief Executive Officer of Melhado, Flynn & Associates, Inc., a New York City-based broker-dealer and investment adviser firm, from 1977 until December 2002.

Meetings of the Board of Directors

In fiscal 2005, the Board of Directors of the Company conducted three meetings. Each director of the Company attended all of these meetings except for Pierce J. Flynn, who missed one meeting.

Committees

The standing committees of the Board of Directors include the Audit Committee, the Stock Option and Compensation Committee and the Nominating Committee.

The Audit Committee has responsibility for performing all functions customarily performed by audit committees of public companies, including without limitation recommending independent auditors to be retained by the Company; conferring with the independent auditors regarding their audit of the Company’s financial statements and other financial matters; reviewing the fees of such auditors and other terms of their engagement; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; recommending changes in financial policies or procedures as suggested by the auditors; and performing such other functions and duties as may be charged to or expected of it by the Securities and Exchange Committee and the American Stock Exchange. The current members of the Audit Committee, Messrs. Daley, Robinett and Raynor, are independent directors as within the meaning of the rules of the American Stock Exchange. In 2005, the Audit Committee held four meetings. All of the members of the Committee attended at least 75% of these meetings.

The Company’s Board of Directors has determined that the Committee has at least one “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission adopted under the Sarbanes-Oxley Act of 2002. See “Report of the Audit Committee.”

The Stock Option and Compensation Committee has responsibility for administering the Company’s Long-Term Investment Plan and 2002 Stock Option Plan and awarding and fixing the terms of stock option grants thereunder, and for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits. Messrs. Daley and Robinett, the members of the Committee, are independent directors within the meaning of the rules of the American Stock Exchange. During fiscal 2005, the Committee acted on two occasions by unanimous consent.

The Nominating Committee has responsibility for nominating individuals to serve on the Company’s Board of Directors after the current annual meeting. Messrs. Daley and Robinett, the members of the Committee, are independent directors within the meaning of the rules of the American Stock Exchange. The Nominating Committee has adopted a charter to govern its structure and functions, a current copy of which is available through the Company’s website, comforce.com. The Committee has also adopted a policy to consider recommendations submitted in good faith by the Company’s stockholders in accordance with the procedures described in this proxy statement under “Stockholders’ Proposals.”

The Committee will consider the qualifications of any candidate recommended by a stockholder on the same basis as any candidates recommended by members of the Committee or the Company’s Board. At a minimum, a nominee must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency. In considering any stockholder recommendations, the Committee will also consider the size and duration of a recommending stockholder’s ownership interest in the Company and whether the recommending stockholder intends to maintain its ownership interest in the Company. All current nominees to the Company’s Board are incumbents and, except as described above or in its charter, the Committee has not adopted a formal process for identifying and evaluating nominees. The Nominating Committee held one meeting in 2005. Both of the members of the Committee attended this meeting.

PROPOSAL NO. 2 -- AMENDMENT OF STOCK OPTION PLAN

Background Information

On June 13, 2002, the stockholders of the Company ratified and approved the COMFORCE Corporation 2002 Stock Option Plan (the “Plan” or the “2002 Plan”). The Plan authorizes the grant of options to purchase up to 1,000,000 shares of the Company’s common stock to executives, directors, employees and agents of the Company and its subsidiaries. The Board has authorized an increase in the number of shares issuable under the Plan from 1,000,000 to 2,000,000, subject to the approval of the stockholders.

Participation in the Plan

All officers, directors (including members of the Committee), employees, consultants and agents who, in the opinion of the Committee, have the capability of making a substantial contribution to the success of the Company are eligible to participate in the Plan. The Company estimates that four executive officers, five directors (who are not executive officers), and approximately 100 other officers and employees will be eligible to participate in the Plan. Under the Plan, the Stock Option Committee has authority to award options to eligible persons on the basis of the nature of their duties, their present and potential contributions to the success of the Company and like factors. The Plan is intended to offer participants substantial incentives to join or continue to serve the Company and, by aligning their interests with those of shareholders, to act in a manner calculated to maximize shareholder value.

Summary of the Plan

Purpose. The purpose of this Plan is to closely associate the interests of directors, officers, key employees, consultants and agents of the Company with the shareholders of the Company by reinforcing the relationship between participants’ rewards and shareholder gains; provide Plan participants with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; maintain competitive compensation levels; and provide an incentive to attract, retain and motivate Plan participants.

Administration. The Plan will be administered by either the full Board of Directors or the Stock Option and Compensation Committee (the “Committee”) consisting of at least two members of the Company’s Board. Each member of the Committee must be a “non-employee director” (as defined under applicable rules of the Securities and Exchange Commission) when the Committee is acting to grant options to participants who are also directors or officers. In addition, each member of the Committee must be an “outside director” within the meaning of applicable regulations under the Internal Revenue Code of 1986 (the “Code”) when the Committee is acting to grant options to the Company’s chief executive officer, one of the four most highly compensated officers (other than the chief executive officer) or any participant who, in the judgment of the Board, is reasonably likely to attain such status within the exercise period of any contemplated option.

Exercise Price of Options. The option price per share of common stock deliverable upon the exercise of an option is the price determined by the Committee at the time the option is granted (which, generally, will be the closing price on the last trading day preceding the award), but cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant.

Term of Options. The Plan provides for each option to have such term, not in excess of 10 years, as is determined by the Committee, subject to immediate termination in the event of the voluntary or involuntary termination of any participant, except in the event of a termination due to (i) death, in which event the option shall continue to be exercisable for a period of one year from the date of death (unless the option earlier terminates) or (ii) retirement or permanent disability, in which event the option shall continue to be exercisable for a period of 36 months from the date of termination of the participant’s employment (unless the option earlier terminates). No awards may be made under the Plan after April 19, 2012, the tenth anniversary of the original adoption date of the Plan by the Board of Directors. However, all awards made under the Plan prior to this date will remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards. In addition, all options granted to a participant will terminate immediately and be forfeited upon the termination of such participant’s employment for cause, as specified in the Plan.

Vesting of Options. The Plan provides for each option to become exercisable (vest) under the Plan as determined by the Committee and set forth in the specific option grants. If an option grant does not specify a vesting schedule, the Plan provides that the options will vest in 25% increments beginning on the first, second, third and fourth anniversaries of the date of grant, subject to immediate 100% vesting upon the occurrence of a change of control as specified in the Plan.

Maximum Amount of Option Grants. The maximum number of shares of common stock that may be issued under the Plan will be increased from the current 1,000,000 shares to 2,000,000 shares if approved by the stockholders. In addition, no participant is entitled to receive options in any calendar year to purchase more than 350,000 shares of common stock, plus any amount of shares that were available within this limit in any prior year for which options were not granted. In order for options to qualify as incentive stock options under the Code, the aggregate fair market value (determined at the time the option is granted) of the shares issuable upon the exercise of options that vest during each calendar year cannot exceed $100,000 per individual. Options awarded as incentive stock options that exceed this limit would not be invalid, but would be recharacterized as nonqualified stock options. See “--Certain Federal Income Tax Matters,” below, for a discussion of the federal income tax treatment of incentive and nonqualified stock options.

Amendment of the Plan. The Board of Directors of the Company may, without further action by the shareholders and without receiving further consideration from the participants, amend the Plan, except that (i) no amendment of the Plan may adversely affect any participant’s rights under an option previously granted (unless the participant consents) and (ii) shareholder approval to any amendment must be obtained to the extent required under applicable law or necessary to preserve any federal income tax or other benefit to the Company or the participants.

Certain Federal Income Tax Matters. Under the Plan, the Committee may grant either incentive stock options under section 422 of the Code or nonqualified stock options which do not qualify for the tax treatment afforded incentive stock options. Neither the grant of an incentive stock option nor the grant of a nonqualified stock option will be treated as compensation to the participant for federal income tax purposes, and neither will result in a deduction for tax purposes for the Company. On exercise of an incentive stock option, the participant will not recognize any compensation income, and the Company will not be entitled to a deduction for tax purposes, although exercise of an incentive stock option may give rise to liability under the alternative minimum tax provisions of the Code. Generally, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years of the grant or one year of the date of exercise, the participant will recognize taxable compensation income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the market value of the shares of common stock on the date of exercise over the option price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares and the entire gain for the participant will be treated as a capital gain. On exercise of a nonqualified stock option, the amount by which the market value of the common stock on the date of exercise exceeds the option price will generally be taxable to the participant as compensation income and deductible for tax purposes by the Company.

New Plan Benefits

No grants have been made with respect to the additional shares of common stock to be reserved for issuance under the 2002 Plan. Of these additional shares, the number of shares of common stock that may be granted to executive officers, employees and agents of the Company is indeterminable at this time. However, options to purchase 70,000 shares of common stock, at the market price when issued, will be granted to the nominees for the Board of Directors at the time of the next annual meeting (June 7, 2006), as set forth in the table below:

COMFORCE Corporation 2002 Stock Option Plan
Name and position	Dollar value ($)	Number of units

John C. Fanning, Chairman and Chief Executive Officer, and Director	(1)	10,000 (2)
Harry V. Maccarrone, Executive Vice President, Chief Financial Officer and Secretary, and Director	(1)	10,000 (2)
Non-executive directors as a group	(1)	50,000 (2)

(1)
Options to purchase shares of common stock at the market price at the time of the award, which will be the closing market price of shares as of June 6, 2006, the last completed trading day prior to the date of the annual meeting of stockholders.

(2)	Representing the number of shares of common stock of the Company issuable upon the exercise of the options granted.

Recommendation

The Board of Directors recommends that the shareholders vote “FOR” this proposal to amend the Plan. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

PROPOSAL NO. 3 -- SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Proposal

The Audit Committee has appointed KPMG LLP (“KPMG”), independent registered public accounting firm, to audit the consolidated financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 2006. This appointment is being presented to stockholders for ratification. KPMG has audited the Company’s financial statements for the past seven years. See also “Independent Registered Public Accounting Firm,” below.

Representatives of KPMG will be present at the meeting and will make a statement if they desire to do so, and will respond to appropriate questions that may be asked by stockholders.

Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table sets forth certain information concerning each individual who currently serves as an executive officer or key employee of the Company, including such person’s business experience during at least the past five years and positions held with the Company. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the executive officers, nor are there any arrangements or understandings between any executive officer and another person pursuant to which he or she was selected as an officer except as may be hereinafter described.

Name	Age	Position

John C. Fanning	74	Chairman of the Board, Chief Executive Officer and Director
Harry V. Maccarrone	58	Executive Vice President, Chief Financial Officer, Secretary and Director
Robert F. Ende	47	Senior Vice President, Finance
Linda Annicelli	49	Vice President, Administration

John C. Fanning. See “Information Concerning Directors and Nominees” for additional information concerning Mr. Fanning’s business experience.

Harry V. Maccarrone. See “Information Concerning Directors and Nominees” for additional information concerning Mr. Maccarrone’s business experience.

Robert F. Ende has served as the Company’s Senior Vice President, Finance since April 2002, having previously served as the Company’s Vice President, Finance from 2000 to April 2002, as its Vice President of Financial Services from 1999 to 2000 and as its Vice President and Controller from the time of Uniforce’s merger with the Company in 1997 until 1999. Mr. Ende previously served as the Controller of Uniforce from 1994 to 1997. Prior to joining Uniforce, he held various financial executive positions in the service industry from 1983 to 1994. Mr. Ende was associated with Ernst & Young from 1980 to 1983 and is a certified public accountant.

Linda Annicelli has served as the Company’s Vice President, Administration since 1999, having previously served as the Company’s General Manager and Director of Corporate Services from 1998 to 1999 and as its General Manager from the time of Uniforce’s merger with the Company in 1997 until 1998. Prior thereto, Ms. Annicelli held various marketing and administrative positions with Uniforce, including as General Manager from 1992 to 1997 and as Director of Communications and Administration from 1989 to 1992.

EXECUTIVE COMPENSATION

Director Compensation and Arrangements

During fiscal 2005, all directors received fees of $10,000 ($2,500 per quarter) and Gordon Robinett, in his capacity as chairman of the Audit Committee, received an additional $2,500 for fiscal 2005 (paid in 2006). In addition to this cash compensation, during fiscal 2005 each director received options to purchase 10,000 shares of common stock under the Company’s 2002 Plan at an exercise price of $2.00 per share. Each director is entitled to receive options to purchase 10,000 shares of the Company’s common stock upon his or her initial election to the Board and, annually thereafter, upon his or her re-election to the Board, at an exercise price equal to the closing market price on the last trading day prior to the date of grant. All of the options awarded to date are for terms of 10 years, subject to earlier termination under certain circumstances as provided in the Plan.

Executive Officer Compensation

The following table shows all compensation paid by the Company and its subsidiaries for the fiscal years ended December 25, 2005, December 26, 2004 and December 28, 2003 to (1) the person who has served as the chief executive officer of the Company throughout fiscal 2005 (John C. Fanning) and (2) the three other persons who served as executive officers of the Company during fiscal 2005 and whose income exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table (1)

		Annual Compensation		Long-Term Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/SAR’s (#)	All Other Compensation ($) (2)

John C. Fanning, Chairman and Chief Executive Officer	2005 2004 2003	413,529 392,481 391,606	-- -- --	85,000 (3) 10,000 (4) 10,000 (5)	30,417 27,482 24,397
Harry V. Maccarrone, Executive Vice President, Chief Financial Officer and Secretary	2005 2004 2003	294,825 272,950 257,500	25,000 20,000 --	85,000 (3) 10,000 (4) 10,000 (5)	16,564 17,466 10,355
Robert F. Ende, Senior Vice President, Finance	2005 2004 2003	205,025 185,750 170,000	35,000 30,000 25,000	60,000 (6) -- --	9,922 8,796 7,595
Linda Annicelli, Vice President, Administration	2005 2004 2003	155,000 147,500 143,000	10,000 -- --	30,000 (6) -- --	3,484 3,181 2,873

(1)
Does not include perquisites and other personal benefits, securities or other property, if any, received by any such executive officer which did not exceed the lesser of $50,000 or 10% of such executive officer’s salary and bonus for the year indicated.

(2)	Represents deferred compensation under deferred compensation arrangements.
(3)	Represents options to purchase the Company’s common stock at an exercise price of $3.02 per share for 75,000 shares and $2.00 per share for 10,000 shares.
(4)	Represents options to purchase the Company’s common stock at an exercise price of $2.19 per share.
(5)	Represents options to purchase the Company’s common stock at an exercise price of $0.66 per share.
(6)	Represents options to purchase the Company’s common stock at an exercise price of $3.02 per share.

Option Awards and Values

In 1993, the Company adopted with stockholder approval a Long-Term Stock Investment Plan (the “1993 Plan”) which authorized the grant of options to purchase up to 5,000,000 shares of the Company’s common stock to executives, key employees and agents of the Company and its subsidiaries. All executive officers and other officers, directors and employees, as well as independent agents and consultants, of the Company and its subsidiaries were eligible to participate in the 1993 Plan and to receive grants made before December 31, 2002. Effective as of December 31, 2002, the Company could no longer grant options under the 1993 Plan.

In 2002, the Company adopted with stockholder approval the 2002 Stock Option Plan (the “Plan”) which authorizes the grant of options to purchase up to 1,000,000 shares of the Company’s common stock to executives, key employees and agents of the Company and its subsidiaries. All executive officers and other officers, directors and employees, as well as independent agents and consultants, of the Company and its subsidiaries are eligible to participate in the Plan and to receive grants.

The following table shows options awarded to the Named Executive Officers under the Plan in fiscal 2005 and the assumed appreciated value of such options. None of the Named Executive Officers received stock appreciation rights in fiscal 2005.

Option Grants in Fiscal Year 2005
	Number of Securities Underlying Option/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value (in $) at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
John C. Fanning	75,000	11.2	3.02	01/16/15	142,500	360,750
John C. Fanning	10,000	1.5	2.00	06/07/15	12,600	31,900
Harry V. Maccarrone	75,000	11.2	3.02	01/16/15	142,500	360,750
Harry V. Maccarrone	10,000	1.5	2.00	06/07/15	12,600	31,900
Robert Ende	60,000	9.0	3.02	01/16/15	114,000	288,600
Linda Annicelli	30,000	4.5	3.02	01/16/15	57,000	144,300

(1)
The potential realizable value shown is calculated based upon appreciation of the Company’s common stock issuable under options, calculated over the full term of the options assuming 5% and 10% annual appreciation in the value of the common stock from the date of grant, net of the exercise price of the options.

The following table shows information concerning the aggregate number and values of options granted under both the 1993 Plan and the 2002 Plan that were held by the Named Executive Officers as of December 25, 2005. None of the Named Executive Officers holds stock appreciation rights and none of such persons exercised any options in fiscal 2005.

Aggregated Option Exercises in Last Fiscal Year
and FY-End Option Values (1)

Name	Shares Acquired or Exercised (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable

John C. Fanning	--	--	600,000/--	68,650/-- (2)

Harry V. Maccarrone	--	--	460,000/--	68,650/-- (2)

Robert Ende	--	--	145,000/--	27,500/-- (2)

Linda Annicelli	--	--	70,000/--	8,250/-- (2)

(1)	This information is presented as of December 25, 2005.
(2)
The value shown is the amount by which the market price of the Company’s common stock as of December 25, 2005 ($2.00) exceeds the exercise prices of the various options. See the notes to the “Summary Compensation Table” for a description of the terms of the options listed in this table.

Equity Compensation Plan Information

The following table describes options and warrants issued as part of the Company’s equity compensation plans at the end of fiscal 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column).
Equity compensation plans approved by security holders (1)	2,922,750	$3.64	200,000
Equity compensation plans not approved by security holders (2)	424,628	3.40	---
Total	3,347,378	$3.61	200,000

(1)
At December 25, 2005, the Company had two equity compensation plans that had been approved by stockholders, the Long-Term Stock Investment Plan (the “1993 Plan”) and the 2002 Stock Option Plan (the “2002 Plan”). Securities shown as being issuable pursuant to outstanding options, warrants and rights in the first column represent option grants made under the 1993 Plan and the 2002 Plan. No options or other rights are issuable under the 1993 Plan after December 31, 2002. Accordingly, the number of securities shown in the third column as being available for future issuance includes only the shares of common stock remaining available for issuance under the 2002 Plan upon exercise of options or other rights that may be granted thereunder in future periods.

(2)
Includes options to purchase 255,628 shares of the Company’s common stock issued to Austin Iodice and Anthony Giglio, former officer’s of the Company, as settlement of litigation concerning the continuing validity of options originally granted to them under a plan approved by the stockholders. During fiscal 2005, Messrs. Iodice and Giglio exercised options to purchase 300,000 representing shares of the Company’s common stock, and the remaining options were exercised during the first quarter of 2006. Although these options were issued outside of the 1993 Plan, the Board elected to treat them as issued under the 1993 Plan solely for the purpose of determining the shares remaining available for issuance under the 1993 Plan. The balance of these securities are warrants that were issued as additional compensation to debtholders for extending credit to the Company.

Employment Agreements

Effective as of January 1, 1999, the Company entered into an employment agreement with John C. Fanning, Chairman and Chief Executive Officer of the Company. As amended, the agreement provides for a salary of $441,000 per year effective as of April 1, 2006, subject to annual increases of the higher of 7% or the percentage increase in the Consumer Price Index, annual incentive compensation equal to 5% of the Company’s pre-tax operating income, as defined, in excess of $2.5 million and less than $3.0 million and 3.5% of the Company’s pre-tax operating income in excess of $3.0 million, and participation in the Company’s benefit programs. As amended to date, the agreement continues until December 31, 2006 and provides for a $30,000 non-accountable expense allowance. At Mr. Fanning’s request, the agreement was amended to eliminate the salary increases that otherwise would have gone into effect in 2002 and 2003.

The agreement is terminable by the Company only for “just cause,” and imposes customary non-competition and confidentiality restrictions. The agreement provides that, if it is terminated or not extended, other than for just cause, Mr. Fanning will be entitled to a severance payment equal to one year’s compensation (with the bonus calculated at the highest rate during the last three years) and reimbursement for health insurance costs for three years. Furthermore, the agreement provides that, if Mr. Fanning resigns within one year following a “change of control,” or if the agreement is terminated or not extended within three years following a change of control, other than for just cause, he will be entitled to receive three times the amount of the Company’s deferred compensation and like contributions made by the Company on his behalf, if any, and his annual base salary and bonus (calculated at the highest rate during the last three years). In addition, in the event the agreement is terminated or not extended prior to a change of control or within three years after a change of control, other than for just cause, or if Mr. Fanning resigns within one year after a change of control, all unvested stock options shall immediately vest and remain exercisable throughout their original term. Mr. Fanning is also entitled to receive a payment equal to the excise taxes payable by him in respect of any of the termination payments described above plus a “gross up” payment based on projected federal, state and local income taxes payable by him due to his receipt of this additional compensation.

Effective as of January 1, 1999, the Company entered into an employment agreement with Harry V. Maccarrone, who then served as the Company’s Executive Vice President and Secretary of the Company. As amended to date, the agreement provides for a salary of $330,400 per year effective as of April 1, 2006, subject to annual increases of the higher of 7% or the percentage increase in the Consumer Price Index, an expense allowance, and participation in the Company’s benefit programs. However, the agreement was amended to limit the salary increase to 3% in 2002, to provide for no salary increase in 2003 and to provide for a salary increase of 8% effective in April 2005. Mr. Maccarrone further agreed to defer his contractual salary increase for 2006 until April 2006, at which time it was increased by 10%. Mr. Maccarrone’s agreement provides for a $15,000 (rather than $30,000) non-accountable expense allowance and does not include annual incentive compensation provisions, but it is in other respects substantially the same as Mr. Fanning’s agreement.

The Committee is in the process of examining Mr. Fanning’s and Maccarrone’s employment arrangements and expects to complete its review and enter into new or restated agreements with them in 2006 with anticipated two-year extensions.

Compensation Committee Interlocks and Insider Participation

Kenneth J. Daley and Gordon Robinett serve on the Company’s Stock Option and Compensation Committee. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any of these individuals.

Performance Information

Set forth below in tabular form is a comparison of the total stockholder return (annual change in share price plus dividends paid, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for the Company, the Dow Jones US Total Market Index (formerly known as the Dow Jones US Equity Market Index, a broad equity market index which includes the stock of companies traded on the American Stock Exchange) and the Dow Jones US Business Support Services Index (formerly known as the Dow Jones US Industrial Services Index, an industry index which includes providers of staffing services).

No dividends were paid on the Company’s common stock during the period shown. The return shown is based on the percentage change from December 31, 2000 through December 25, 2005.

	Cumulative Total Return
	2000	2001	2002	2003	2004	2005
COMFORCE CORPORATION	100.00	62.86	30.29	30.86	154.86	114.28
DOW JONES US TOTAL MARKET	100.00	89.06	68.28	88.50	100.23	108.54
DOW JONES US BUSINESS SUPPORT SERVICES	100.00	102.86	75.43	92.21	103.90	113.66

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

This report is submitted by the Stock Option and Compensation Committee of the Company’s Board of Directors. The report describes the components of the Company executive officer compensation programs for fiscal 2005 and the basis on which compensation determinations were made with respect to the executive officers of the Company.

Overview and Philosophy

The Company’s executive compensation policy is to provide compensation to employees at such levels as will enable the Company to attract and retain employees of the highest caliber, to compensate employees in a manner best calculated to recognize individual, group and Company performances and to seek to align the interests of the employees with the interests of the Company’s stockholders. The Stock Option and Compensation Committee has responsibility for administering the Company’s stock option plans and for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits. Under the Plan, the Committee awards incentive stock options, non-qualified stock options and stock appreciation rights to key management personnel for the purpose of creating incentives for such persons to seek to maximize stockholder value. The Plan is also intended to aid in attracting persons of outstanding ability to enter and remain in the employ of the Company. During fiscal 2005, option grants were made to employees, officers, agents and directors.

Compensation of Executive Officers

The Committee is responsible for approving compensation for all of the Company’s officers. Salaries, annual bonuses and stock option awards for executive officers are based upon various factors, including compensation data available from industry sources, the achievement of financial and other objectives by the business units for which the executive officer is responsible, the overall performance of the executive officer, and any changes in the executive officer’s responsibilities. None of these factors are assigned a specific weighted value, and may be modified to reflect various individual, business, economic, and marketplace conditions as they arise.

Compensation of Chief Executive Officer

John C. Fanning was appointed as the Company’s Chief Executive Officer in October 1998. In determining the appropriate compensation for Mr. Fanning, the Stock Option and Compensation Committee engaged an independent accounting firm to undertake an analysis of the salaries and incentive compensation paid to the chief executive officers of 15 other public staffing companies. The Committee approved Mr. Fanning’s employment agreement in January 1999 and six amendments since that time, most recently in 2005 to eliminate (at Mr. Fanning’s request) the salary increases that otherwise would have gone into effect in January 2004, and to provide for a non-accountable expense allowance of $30,000. Mr. Fanning further agreed to defer his contractual 7% salary increase for 2006 until April 2006. The Committee is in the process of examining Mr. Fanning’s employment arrangement and expects to complete its review and enter into a new or restated agreement with Mr. Fanning in 2006.

Deductibility of Compensation

Under Section 162(m) of the Code, the Internal Revenue Service will generally deny the deduction of compensation paid to certain executives to the extent such compensation exceeds $1.0 million, subject to an exception for compensation that meets certain “performance-based” requirements. While the Company generally seeks to ensure that it will be able to deduct compensation paid to highly compensated officers for federal income tax purposes, under the employment agreements with John C. Fanning, the Chairman and Chief Executive Officer of the Company, and Harry V. Maccarrone, the Executive Vice President and Chief Financial Officer of the Company, the Company could be obligated to make severance payments to them that exceed the deductible threshold. Furthermore, neither the Board nor the Committee subscribes to the view that any executive’s compensation should be limited to the amount deductible if such executive deserves compensation in excess of $1.0 million and it is not reasonably practicable to compensate him or her in a manner such that the compensation payable is fully deductible by the Company.

Stock Option and Compensation Committee:

Kenneth J. Daley
Gordon Robinett

REPORT OF THE AUDIT COMMITTEE

This report is submitted by the Audit Committee of the Company’s Board of Directors. The report describes the responsibilities and functions of the Committee. The Audit Committee is responsible for recommending to the Board of Directors the selection of the independent registered public accounting firm to audit the Company’s consolidated financial statements. The Committee also oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Company’s quarterly condensed consolidated financial statements for each of the three quarters of fiscal 2005 and the audited consolidated financial statements for fiscal 2005. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee also met with KPMG, the Company’s independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’ internal controls, and the overall quality of the Company’ financial reporting.

In the course of reviewing the Company’s consolidated financial statements for the year ended December 25, 2005, the Audit Committee also discussed with KPMG its judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the independent auditors under generally accepted auditing standards including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 which the Committee received from KPMG, and considered the compatibility of non-audit services with KPMG’s independence.

Based upon its discussion with management and the independent auditors and its review of the representations of management and the report of the independent auditors to the Audit Committee, the Committee recommended that the Board of Directors should include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 25, 2005.

The Audit Committee also considered and pre-approved specific non-audit services to be performed by KPMG, concluding that the provision of these non-audit services is compatible with maintaining KPMG’s independence.

The Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Audit Committee and the Board of Directors in accordance with rules of the American Stock Exchange. The Company’s Board of Directors has determined that the Committee has at least one “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission adopted under the Sarbanes-Oxley Act of 2002. The Audit Committee reviews the Audit Committee charter annually. The charter, as currently in effect, is included as Annex A to this proxy statement.

Audit Committee:

Kenneth J. Daley
Daniel Raynor
Gordon Robinett

PRINCIPAL STOCKHOLDERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares and percentage of common stock known to the Company (based upon representations made to it or public filings with the Securities and Exchange Commission) to be beneficially owned as of April 24, 2006 by (i) each person who beneficially owns more than 5% of the shares of common stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of common stock so indicated. Unless otherwise indicated below, the business address for each person shown is 415 Crossways Park Drive, P.O. Box 9006, Woodbury, NY 11797. There were 17,335,202 shares of common stock issued and outstanding as of April 24, 2006.

Name and Address of Beneficial Owner	Number (1)	Percentage (1)
Management:
John C. Fanning (2)(3)	5,263,297	29.3%
Harry V. Maccarrone, individually (4)	470,552	2.6%
Harry V. Maccarrone, as trustee of the John C. Fanning Irrevocable Trust (4)	5,204,479	30.0%
Rosemary Maniscalco (3)(5)	115,000	*
Daniel Raynor (6)	80,000	*
Gordon Robinett (7)	71,043	*
Kenneth J. Daley (8)	74,000	*
Pierce J. Flynn (9)	20,000	*
Robert Ende (10)	148,422	*
Linda Annicelli (11)	72,031	*
Directors and officers as a group (12)	6,879,727	36.4%

Other Significant Stockholders:
ARTRA GROUP Incorporated (13) 500 Central Avenue Northfield, Illinois 60093	1,525,500	8.8%
_________________________
* Less than 1%
(1)
For purposes of this table, shares are considered “beneficially owned” if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days, and options exercisable within such period are referred to herein as “currently exercisable.”

(2)
The shares beneficially owned by Mr. Fanning, the Chairman and Chief Executive Officer of the Company, are (i) 24,200 shares currently held of record by him, (ii) 4,639,097 shares owned by the John C. Fanning Irrevocable Trust, of which Mr. Fanning is the beneficiary, (iii) 200,000 shares issuable upon exercise of a currently exercisable option at an exercise price of $5.25 per share, (iv) 210,000 shares issuable upon exercise of a currently exercisable option at an exercise price of $2.00 per share, (v) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (vi) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.10 per share, (vii) 75,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.45 per share, (viii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $0.66 per share, (ix) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, and (x) 75,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $3.02 per share. Harry V. Maccarrone holds sole voting power with respect to the shares held by the John C. Fanning Irrevocable Trust.

(3)
Not included in the shares beneficially owned by John C. Fanning are up to 13,550,647 shares of common stock issuable upon conversion of the Convertible Notes, the Series 2003A Preferred Stock, the Series 2003B Preferred Stock and the Series 2004A Preferred Stock held by the Fanning CPD Assets, LP, a limited partnership in which John C. Fanning holds a 82.4% economic interest. Ms. Maniscalco is the general partner of this limited partnership. Under their terms, none of the Convertible Notes, the Series 2003A Preferred Stock, the Series 2003B Preferred Stock or the Series 2004A Preferred Stock can be converted into common stock if the conversion would result in the occurrence of a “change of control” under the indenture governing the Senior Notes. In such case, the Convertible Notes, the Series 2003A Preferred Stock, the Series 2003B Preferred Stock and the Series 2004A Preferred Stock are convertible into shares of non-voting participating preferred stock having a liquidation preference of $0.01 per share (but no other preferences) to be created by the Company. This participating preferred stock will in turn be convertible into common stock (on the same basis as if a direct conversion had been permitted) once the same restrictions are removed. As a result of Mr. Fanning’s current beneficial ownership position, a conversion of all of the Series 2003A, 2003B and 2004A Preferred Stock beneficially held by him into common stock would not currently be permitted, nor is it anticipated that it will be permitted prior to the repayment of the Senior Notes, which mature on December 1, 2007. If all such shares were deemed to be owned beneficially by Mr. Fanning, he would hold 59.8% (rather than, as shown in the table, 29.3%) of the Company’s common stock, which would result in a change of control in the Company.

(4)
The shares beneficially owned by Mr. Maccarrone, Executive Vice President, Chief Financial Officer and Secretary of the Company, are (i) 10,552 shares currently held of record by him, (ii) 30,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $7.00 per share, (iii) 100,000 shares issuable upon exercise of a currently exercisable option at an exercise price of $5.25 per share, (iv) 140,000 shares issuable upon exercise of three currently exercisable options at an exercise price of $2.00 per share, (v) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (vi) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.10 per share, (vii) 75,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.45 per share, (viii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $0.66 per share, (ix) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, (x) 75,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $3.02 per share, (xi) 4,639,097 shares owned by the John C. Fanning Irrevocable Trust, of which Mr. Maccarrone is the trustee, and (xii) 565,382 shares held by a limited partnership of which the John C. Fanning Irrevocable Trust is the general partner. Harry V. Maccarrone holds sole voting power with respect to the shares held by the limited partnership and the John C. Fanning Irrevocable Trust.

(5)
The shares beneficially owned by Ms. Maniscalco, the Vice Chairman and a Director of the Company are (i) 15,000 shares currently held of record by her, (ii) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (iii) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $1.10 per share, (iv) 25,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $1.45 per share, (v) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $0.66 per share, (vi) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, (vii) 25,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $3.02 per share, and (viii) 10,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $2.00 per share,.

(6)
The shares beneficially owned by Mr. Raynor, a Director of the Company, are (i) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $4.94 per share, (ii) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $3.13 per share, (iii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.75 per share, (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (v) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.10 per share, (vi) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $0.66 per share, (vii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, and (viii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.00 per share.

(7)
The shares beneficially owned by Mr. Robinett, a Director of the Company, are (i) 1,043 shares owned of record, (ii) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $4.94 per share, (iii) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $3.13 per share, (iv) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.75 per share, (v) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.50 per share, (vi) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.10 per share, (vii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.19 per share, and (viii) 10,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $2.00 per share.

(8)
The shares beneficially owned by Mr. Daley, a Director of the Company, are (i) 64,000 shares held of record, and (ii) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $3.13 per share.

(9)
The shares beneficially owned by Mr. Flynn, a Director of the Company, are (i) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $2.19 per share and (ii) 10,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $2.00 per share.

(10)
The shares beneficially owned by Mr. Ende, Senior Vice President, Finance of the Company, are (i) 3,422 shares owned of record by him, (ii) 5,000 shares issuable to him upon exercise of a currently exercisable option at an exercise price of $10.00 per share, (iii) 30,000 shares issuable to him upon the exercise of currently exercisable options at an exercise price of $2.00 per share, (iv) 50,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $1.45 per share, and (v) 60,000 shares issuable to him upon the exercise of a currently exercisable option at an exercise price of $3.02 per share.

(11)
The shares beneficially owned by Ms. Annicelli, the Vice President, Administration of the Company, are (i) 2,031 shares owned of record by her, (ii) 5,000 shares issuable to her upon exercise of a currently exercisable option at an exercise price of $10.00 per share, (iii) 20,000 shares issuable to her upon the exercise of currently exercisable options at an exercise price of $2.00 per share, (iv) 15,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $1.45 per share, and (v) 30,000 shares issuable to her upon the exercise of a currently exercisable option at an exercise price of $3.02 per share.

(12)	The shares shown to be beneficially owned by the directors and officers as a group include shares held of record by them or an affiliate and shares issuable upon the exercise of options.

(13)	ARTRA Group Incorporated, a Delaware corporation, presently owns all of such shares of record directly or through a wholly-owned subsidiary, Fill-Mor Holding, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the

Company, the Company believes that all Section 16(a) filing requirements applicable to persons who are officers or directors of the Company or holders of 10% of the Company’s common stock were complied with in fiscal 2005 with the exception of the report of interest under the 8.0% Subordinated Convertible Note due December 2, 2009 beneficially held by John C. Fanning that was paid-in-kind on June 1, 2005, which report has since been filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with the Fanning Partnership: Fanning CPD Assets, LP, a limited partnership in which John C. Fanning, the Company’s chairman and chief executive officer, holds the principal economic interest (the “Fanning Partnership”) holds $1,405,434 principal amount of the Company’s 8.0% Subordinated Convertible Note due December 2, 2009 (the “Convertible Note”). Under the terms of the Convertible Note, the Company is permitted to pay interest in cash or kind, at its election. As permitted, on the two semi-annual interest payment dates of June 1, 2005 and December 1, 2005, the Company elected to pay the interest in kind. Accordingly, on June 1, 2005 and December 1, 2005, $51,976 and $54,055, respectively, were added to the principal of the Convertible Note.

Other Transactions: Rosemary Maniscalco, through a company owned by her, provides consulting services to the Company at the current rate of $1,300 per day, plus expenses. During fiscal 2005, the Company paid $74,258 for such consulting services. Rosemary Maniscalco, the Vice Chairman of the Company, is the general partner of the Fanning Partnership but holds no pecuniary interest in the Fanning Partnership.

See “Executive Compensation--Employment Agreements” for a description of the employment agreements entered into between the Company and each of John C. Fanning, the Chairman and Chief Executive Officer of the Company, and Harry V. Maccarrone, the Executive Vice President of the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Services Provided by the Company’s Independent Registered Public Accounting Firm

Audit Fees:  KPMG billed the Company an aggregate of $255,000 in fiscal 2005 and $351,000 in fiscal 2004 for fees for professional services rendered in connection with the audits of the Company’s consolidated financial statements and for the reviews of the condensed consolidated financial statements included in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Audit-Related Fees: KPMG billed the Company an aggregate of $48,000 in fiscal 2005 and $145,075 in fiscal 2004 for assurance and related services that are traditionally performed by auditors.

Tax Fees: KPMG billed the Company an aggregate of $129,000 in fiscal 2005 and $133,063 in fiscal 2004 for tax compliance, tax advice and tax planning services.

All Other Fees: KPMG did not bill the Company for any other services in fiscal 2005 or 2004.

Pre-Approval of Services

In accordance with the requirements of the Securities and Exchange Commission, the American Stock Exchange and the Charter of the Audit Committee, the Audit Committee must pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services proposed to be provided by the Company’s auditor, except for non-audit services within the permitted de minimis amount. All of the services described above were pre-approved by the Audit Committee.

STOCKHOLDERS’ PROPOSALS

To be considered for inclusion in the Company’s proxy statement for next year’s annual meeting of stockholders, stockholder proposals must be sent to the Company, directed to the attention of Linda Annicelli, Vice President, Administration, at COMFORCE Corporation, 415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York 11797, for receipt not later than January 15, 2007.

GENERAL AND OTHER MATTERS

Management knows of no matters, other than those referred to in this proxy statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

The Company will bear the expense of preparing, printing and mailing this proxy statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

A copy of the annual report on Form 10-K that accompanies this proxy statement will be posted on the Company’s website: www.comforce.com. In addition, the Company will provide to stockholders upon request, without charge, copies of the exhibits to the annual report. Requests should be submitted to Linda Annicelli, Vice President, Administration, at COMFORCE Corporation, 415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York 11797.

By Order of the Board of Directors

Harry V. Maccarrone, Secretary
Woodbury, New York

April 24, 2006

ANNEX A

COMFORCE Corporation

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. Purpose

The Audit Committee (the “Committee” or the “Audit Committee”) of COMFORCE Corporation (the “Corporation”) shall serve as the Corporation’s liaison with the registered public accounting firm engaged on behalf of the Corporation by the Committee (also known as the Corporation’s “auditor”); to assist the Board of Directors in fulfilling its responsibilities by reviewing financial reports and information provided by the Company to any governmental body or to the public; to oversee the Corporation’s systems of internal controls regarding finance and accounting that the Corporation’s chief executive and financial officers establish on behalf of the Corporation; and to otherwise supervise the Corporation’s auditing, accounting and financial reporting processes generally. In performing its duties, the Audit Committee shall be mindful of its need to:

•	Serve as an independent and objective party to supervise the Corporation’s financial reporting process and monitor its internal controls systems;

•
Seek to ensure that the Corporation’s disclosure policies are designed to provide full, fair and prompt disclosure of all material information to the Corporation’s stockholders and the investment community generally; and

•	Provide an open avenue of communication among the auditor, all officers, agents and employees of the Corporation, the persons responsible for the internal controls function and the Board of Directors.

II. Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as determined in accordance with the rules of the American Stock Exchange. Without limiting the foregoing, no director shall be deemed independent unless (i) the Board of Directors of the Corporation has affirmatively determined that such director does not have a material relationship with the Corporation that would interfere with the exercise of his or her independent judgment, and (ii) such director satisfies the independence standards specified in Section 121A and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement. Furthermore, at least one member of the Audit Committee must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert under Item 401(h) of Securities and Exchange Commission Regulation S-K shall be presumed to qualify as financially sophisticated.

The members of the Committee shall be elected by the Board at its annual meeting. The members shall elect a Chairperson by majority vote of the full Committee membership.

III. Meetings

The Committee shall meet at least once quarterly, or more frequently as circumstances dictate. Additionally, the Committee Chairperson shall meet with the auditor and management on a quarterly basis to review the Corporation’s financial information, and shall meet with the persons responsible for the Corporation’s internal controls function annually or more frequently as circumstances may require. To the extent the Committee deems it appropriate to foster candid discussion, it shall meet privately with the auditor and the persons responsible for the Corporation’s internal controls function without the participation of management.

IV.	Responsibilities and Duties
	A.	Review of Reports
		1.	The Committee shall review and reassess the adequacy of this Charter at least annually and shall revise this Charter as necessary.
2.
The Committee shall review the Corporation’s annual financial statements and any other financial information or reports submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the auditor.

		3.	The Committee shall review a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.
4.
The Committee shall review with financial management and the auditor the quarterly report prior to its filing or prior to the release of earnings. The Chairperson shall represent the Committee at these meetings.

	B.	Engagement and Supervision of Auditor
1.
The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Corporation (including resolution of any disagreements between management and the auditor regarding financial reporting) for purposes of preparing or issuing an audit report. The Corporation’s auditor shall report directly to the Committee.

2.
The Committee shall oversee the independence of the auditor consistent with the Sarbanes-Oxley Act of 2002, the Securities Act of 1933, the Exchange Act, and the rules and regulations of the Public Company Accounting Oversight Board (the “Oversight Board”), the Financial Accounting Standards Board, the American Stock Exchange and the Securities and Exchange Commission, as the same may be applicable and be amended from time to time, and the Committee shall otherwise take, or recommend that the Board of Directors of the Corporation take, appropriate action to oversee the independence of the outside auditor. In fulfilling these obligations, the Committee shall:

•
be responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard 1;

•	actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and

•
pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services proposed to be provided by the Corporation’s auditor, except for non-audit services within the de minimus exception under Section 10A(i)(B) of the Exchange Act.

3. In connection with the auditor’s performance of non-audit services, the Committee shall monitor, and shall have authority to designate employees of the Corporation or engage agents to act on its behalf to monitor the non-audit services being performed by the Corporation’s auditor to ensure that the auditor is not performing services that the Committee does not pre-approve or are otherwise prohibited under Section 10A(g) of the Exchange Act, including (i) bookkeeping and related services, (ii) financial systems design and implementation, (iii) appraisal or valuation services and fairness opinions, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management and human resource functions, (vii) legal or expert services unrelated to the audit or (viii) such services as the Oversight Board may determine to be impermissible.

C. Financial Reporting Process

1. In consultation with the auditor and the persons responsible for the Corporation’s internal controls function, the Committee shall review the integrity of the Corporation’s financial reporting processes, both internal and external. In this connection, to the extent deemed appropriate, the Committee shall consult with the auditor out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

2. The Committee shall consider the auditor’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

3. The Committee shall oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. The Committee shall consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the auditor, management, or the persons responsible for the Corporation’s internal controls function.

4. The Committee shall, following the annual audit, review separately with each of management, the auditor, and the persons responsible for the Corporation’s internal controls function, any significant difficulties encountered during the scope of the audit, including any restriction on the scope of work or access to required information.

5. The Committee shall review with the auditor, the persons responsible for the Corporation’s internal controls function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

D. Proxy Statement Report

1. The Committee shall include a Committee report in the Corporation’s proxy statement, including:

(a) whether the Committee has reviewed and discussed the Corporation’s audited financial statements with management;

(b) whether the Committee has discussed with the auditor the matters required to be discussed by SFAS No. 61, as amended;

(c) whether the Committee has received the written disclosures and letter from the Corporation’s auditor relating to their independence as required by Independent Standards Board Standard No. 1, and has discussed with the auditor its independence; and

(d) whether the Committee has recommended to the Board of Directors, based upon the reviews and discussions referenced to in (a), (b) and (c), that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K.

E.	Other Authority

1. The Committee shall establish procedures for (i) receiving, retaining and treating complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) enabling employees to submit on a confidential, anonymous basis their concerns regarding questionable accounting or auditing standards.

2. The Committee shall have the authority to engage independent counsel and other advisers, as it determines to be necessary to carry out its duties.

3. The Committee shall have specific responsibilities, authority and procedures necessary to comply with any rules under the Exchange Act, including without limitation Rule 10A-3(b)(2), (3), (4) and (5).

PROXY

COMFORCE CORPORATION

Solicited by the Board of Directors for the
2006 Annual Meeting of Stockholders

415 Crossways Park Drive, P.O. Box 9006
Woodbury, New York 11797

The undersigned hereby appoints John C. Fanning and Harry V. Maccarrone as Proxies, each with the power to appoint his substitute, to vote all of the shares of Common Stock of COMFORCE Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on the record date, April 24, 2006, at the 2006 Annual Meeting of Stockholders to be held on June 7, 2006, or any adjournment thereof, as directed and, in their discretion, on all other matters which may properly come before the meeting. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement.

  Holders of record of the Company's Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting. Holders of Common Stock will be entitled to one vote for each share then held. Each stockholder may vote in person or by proxy. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may withhold authority to vote for any nominee(s) by so indicating on the reverse side.

  The votes represented by this proxy will be voted as marked by you. However, if you properly execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Any proxy that is not properly executed shall be ineffective. Please mark each box with an "x".

(Continued, and to be marked, dated and signed, on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF
COMFORCE CORPORATION

June 7, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along the perforated line and mail in the envelope provided.
__________________________________________________________________

The Board of Directors Recommends a Vote “FOR” all of the proposals.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ x ]

1. Election of Directors:
[ ]	FOR ALL NOMINEES	NOMINEES: ○John C. Fanning ○Harry V. Maccarrone ○Rosemary Maniscalco ○Kenneth J. Daley ○Daniel Raynor ○Gordon Robinett ○Pierce J. Flynn	2. To amend the COMFORCE Corporation 2002 Stock Option Plan.	FOR AGAINST ABSTAIN [ ] [ ] [ ]
[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES
[ ]	FOR ALL EXCEPT (See instructions below)		3. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.	FOR AGAINST ABSTAIN [ ] [ ] [ ]

The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Please mark each box with an “x”.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box below and indicate your new address in the space above. Please note that changes to the registered names) on the account may not be submitted via this method.      [    ]

Signature of Stockholder ________________ Date: ____________________			Signature of Stockholder ___________________ Date: ________________________

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.